EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-118274, No. 333-97783, No. 333-72128, No. 333-61136, and No. 333-32684), Registration Statements on Form S-8 (No. 333-182843, No. 333-176422, No. 333-167287, No. 333-158860, No. 333-151102, No. 333-150527, No. 333-135047, No. 333-106238, No. 333-90768, No. 333-80807, No. 333-56212, No. 333-32223, No. 333-11883, No. 33-35549 and No. 33-72502), Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925, of our report dated February 20, 2013, relating to the consolidated financial statements and the financial statement schedule of Thoratec Corporation and our report dated February 20, 2013, relating to the effectiveness of Thoratec Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 29, 2012.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 20, 2013